                                                                 EXHIBIT 10.12
                                                                 -------------

[LOGO OF CB COMMERCIAL APPEARS HERE]

1.   PARTIES.
     This Sublease, dated February 15, 1996 is made between San Francisco
                          -----------    --                 -------------
     Satellite Center, A California Corporation ("Sublessor"), and CoTelligent
     ------------------------------------------                    -----------
     Group, Inc., A Delaware Corporation ("Sublessee").
     -----------------------------------

2.   MASTER LEASE.
     Sublessor is the lessee under a written lease dated May 28, 1991, wherein
                                                         ------    --
     101 California Venture, Hines Interests Limited Partnership ("Lessor")
     -----------------------------------------------------------
     leased to Sublessor the real property located in the City of San Francisco,
                                                                  -------------
     County of San Francisco, State of California, described as a portion of the
               -------------           ----------            ------------------
     twentieth (20th) floor of 101 California Street and referred to as
     ------------------------------------------------------------------
     "Exhibit B."
     ------------
     ___________________________________________________________________________
     ("Master Premises"). Said lease has been amended by the following amendments None
                ----
     ___________________________________________________________________________
     __________________________________________________________________________;
     said lease and amendments are herein collectively referred to as the "Master Lease" and are attached hereto as Exhibit "A."

3.   PREMISES.
     Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the Master Premises ("Premises"): referred to as "Exhibit B," approximately 10,281 square feet.
                   -------------------------------------------------------------
     ___________________________________________________________________________
     __________________________________________________________________________.

4.   WARRANTY BY SUBLESSOR.
     Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no Knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

5.   TERM.
     The Term of this Sublease shall commence on March 1, 1996 ("Commencement
                                                 -------    --
     Date"), or when Lessor consents to this Sublease (if such consent is required under the Master Lease), whichever shall last occur, and end on May 31, 2001 ("Termination Date"), unless otherwise sooner terminated in
     ------  ----
     accordance with the provisions of this Sublease. In the event the Term commences on a date other than the Commencement Date, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of commencement of the Term. Possession of the Premises ("Possession") shall be delivered to Sublessee on the commencement of the Term. If for any reason Sublessor does not deliver Possession to Sublessee on the commencement of the Term, Sublessor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but rent shall abate until delivery of Possession. Notwithstanding the foregoing, if Sublessor has not delivered Possession to Sublessee within thirty (30) days after the Commencement Date, then at any time thereafter and before delivery of Possession, Sublessee may give written notice to Sublessor of Sublessee's intention to cancel this Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least ten (10) days after delivery of said notice to Sublessor. If Sublessor delivers Possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver Possession to Sublessee on or before such effective date, this Sublease shall be cancelled, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation. If Sublessor permits Sublessee to take Possession prior to the commencement of the Term, such early Possession shall not advance the Termination Date and shall be subject to the provisions of this Sublease, including without limitation the payment of rent.

6.   RENT.
     6.1 Minimum Rent. Sublessee shall pay to Sublessor as minimum rent, without deduction, setoff, notice, or demand, at 707 Sky Valley Drive,
                                                           ---------------------
          Vallejo, California 94589 or at such other place as Sublessor shall
          -------------------------
          designate from time to time by notice to Sublessee, the sum of fifteen-thousand-eight-hundred-forty-nine and 87/100s
          ----------------------------------------------------------------------
          Dollars($15,849.87) per month, in advance on the first day of each
                   ---------
          month of the Term. Sublessee shall pay to Sublessor upon execution of this Sublease the sum of twenty-seven-thousand-one-hundred-ninety-nine
                                   ---------------------------------------------
          and 75/100s Dollars($27,199.75) as rent for the third*(3rd) month and
          -----------         ----------              -------------------------
          security deposit. If the Term begins or ends on a day other than the
          -----------------
          first or last day of a month, the rent for the partial months shall be prorated on a per diem basis. Additional provisions: (* The first two
                                                               ----------------
          (2) months of this sublease term shall be rent free.)
          -----------------------------------------------------
          ______________________________________________________________________

     6.2 Operating Costs. If the Master Lease requires Sublessor to pay to Lessor all or a portion of the expenses of operating the building and/or project of which the Premises are a part ("Operating Costs"), including but not limited to taxes, utilities, or insurance, then Sublessee shall pay to Sublessor as additional rent based upon a 1996
                                                              -----------------
          base year of the amounts payable by Sublessor for Operating Costs
          ---------
          incurred during the Term. Such
          additional rent shall be payable as and when Operating Costs are payable by Sublessor to Lessor. If the Master Lease provides for the payment by Sublessor of Operating Costs on the basis of an estimate thereof, then as and when adjustments between estimated and actual Operating Costs are made under the Master Lease, the obligations of Sublessor and Sublessee hereunder shall be adjusted in a like manner; and if any such adjustment shall occur after the expiration or earlier termination of the Term, then the obligations of Sublessor and Sublessee under this Subsection 6.2 shall survive such expiration or termination. Sublessor shall, upon request by Sublessee, furnish Sublessee with copies of all statements submitted by Lessor of actual or estimated Operating Costs during the Term.

7.   SECURITY DEPOSIT.

     Sublessee shall deposit with Sublessor upon execution of this Sublease the sum of eleven-thousand-three-hundred-forty-nine and 87/100s Dollars
            -----------------------------------------------------
     ($11,349.87 ) as security for Sublessee's faithful performance of
      -----------
     Sublessee's obligations hereunder ("Security Deposit"). If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within ten (10) days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublessor assigns its interest in this Sublease, Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor. Within ten (10) days after the Term has expired, or Sublessee has vacated the Premises, or any final adjustment pursuant to Subsection 6.2 hereof has been made, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee or to the last assignee, if any, of Sublessee's interest hereunder.

8.   USE OF PREMISES.

     The Premises shall be used and occupied only for general office use, in
                                                      ----------------------
     accordance with the use provision of the Master Lease
     ----------------------------------------------------------, and for no
     other use or purpose.

9.   ASSIGNMENT AND SUBLETTING.

     Sublessee shall not assign this Sublease of further sublet all of any part of the Premises without the prior written consent of Sublessor (and the consent of Lessor, if such is required under the terms of the Master Lease).

10   OTHER PROVISIONS OF SUBLEASE.

     All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Premises the Master Premises, except for the following:
     None.
     --------------------------------------------------------------------------
     __________________________________________________________________________
     __________________________________________________________________________
     Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with
     Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due dilligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default of breach of hereunder.

11.  ATTORNEY'S FEES.

     If Sublessor, Sublessee or Broker shall commence an action against the other arising out of or in connection with this Sublese, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

12.  AGENCY DISCLOSURE:

     Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except: CB COMMERCIAL REAL ESTATE GROUP, INC., who represents Sublessee
                                                        ---------
     _______________________________________________________________________,
     and CB Commercial Real Estate Group, Inc.
     ---------------------------------------------------------------, who
     represents Sublessor
               -------------------------------------------------------------
     _______________________________________________________________________.
     In the event that CB COMMERCIAL REAL ESTATE GROUP, INC. represents both Sublessor and Sublessee, Sublessor and Sublessee hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.

13.  COMMISSION.

     Upon execution of this Sublease, and consent thereto by Lessor (if such consent is require under the terms of the Master Lease), Sublessor shall pay Broker a real estate brokerage commission in accordance with Sublessor's contract with Broker for the subleasing of the Premises, if any, and otherwise in the amount of forty-six-thousand-nine-hundred-five
                                         -------------------------------------
     and 00/100s  Dollars ($ 46,905.00 ), for services rendered in effecting
     -----------           ------------
     this Sublease. Broker is hereby made a third party beneficiary of this Sublease for the purpose of enforcing its right to said commission.

14.  NOTICES.

     All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be sent by United States Mail, postage prepaid, addressed to the Sublessee at the Premises, and to the address hereinbelow, or to such other place as Sublesee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by United States Mail, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to designate in a notice to the Sublessee.

     To Sublessor: 707 Sky Valley Drive, Vallejo, California  94589
                  --------------------------------------------------------------

     To Sublessee: 101 California Street, Suite 2050, San Francisco, CA  94111
                  --------------------------------------------------------------

15.  CONSENT BY LESSOR.
     THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LESSOR WITHIN 10 DAYS AFTER EXECUTION HEREOF, IF SUCH CONSENT IS REQUIRED UNDER THE TERMS OF THE MASTER LEASE.

16.  COMPLIANCE.
     The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

           San Francisco Satellite Center, Inc.
Sublessor: A California Corporation
          -------------------------------------

By: [SIGNATURE ILLEGIBLE]
   --------------------------------------------

Title: [ILLEGIBLE]
      -----------------------------------------

By:____________________________________________

Title:_________________________________________

Date:    FEBRUARY 22, 1996
     ------------------------------------------


           CoTelligent Group, Inc.
Sublessee: A Delaware Corporation
          -------------------------------------

By:  /s/ J. R. Lavelle
   --------------------------------------------

Title: President
      -----------------------------------------

By:  /s/ Duane W. Bell
   --------------------------------------------

Title: Senior Vice President
      -----------------------------------------

Date:  FEBRUARY 21, 1996
     ------------------------------------------


                         LESSOR'S CONSENT TO SUBLEASE

The undersigned ("Lessor"), lessor under the Master Lease, hereby consents to the foregoing Sublease without waiver of any restriction in the Master Lease concerning further assignment or subletting. Lessor certifies that, as of the date of Lessor's execution hereof, Sublessor is not in default or breach of any of the provisions of the Master Lease, and that the Master Lease has not been amended or modified except as expressly set forth in the foregoing Sublease.

Lessor:__________________________________________

By:______________________________________________

Title:___________________________________________

By:______________________________________________

Title:___________________________________________

Date:____________________________________________

- - --------------------------------------------------------------------------------
     CONSULT YOUR ADVISORS - This document has been prepared for approval by your attorney. No representation or recommendation is made by Broker as to the legal sufficiency or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.

     In any real estate transaction, it is recommended that you consult with a professional, such as a civil engineer, industrial hygienist or other person, with experience in evaluating the condition of the property, including the possible presence of asbestos, hazardous materials and underground storage tanks.
- - --------------------------------------------------------------------------------

EXHIBIT A

                Date:     May 28, 1991

  [LOGO APPEARS HERE]

              Tenant: San Francisco Satellite Center, Inc., a california corporation, and Telecommunications Properties, a California general partnership, as co-tenants

Basic Lease  Address:  1333 Willow Pass Road, Suite 201
Information            Concord, California 94520

            Landlord:  101 California Venture

             Address:  Hines Interests Limited Partnership
                       101 California Street, Suite 4500
                       San Francisco, California 94111

     Leased Premises:  That portion of the twentieth (20th) floor of the 101
                       California Building shown on the floor plan attached as Exhinit A.

   Net Rentable Area:  10,471 square feet

       Scheduled Term  October 1, 1992
         Commencement
                Date:

      Term Expiration  May 31, 2001
                Date:

         Base Rental:  See Section 3.03 and Addendum Item #1.

                       (a)  First Adjustment Date           Not Applicable

                       (b)  Subsequent Adjustment Dates:    Not Applicable

        Tenant's Plan   Not Applicable
       Delivery Date:

       Permitted Use:  Executive and Administrative Office Uses

    Security Deposit:  None

Table of Contents   1.01  Certain Terms..........................................................................   1
                    1.03  Building...............................................................................   1
                    1.05  Common Areas...........................................................................   1
                    1.06  Fair Market Rental.....................................................................   1
                    1.07  Leased Premises........................................................................   1
                    1.08  Net Rentable Area......................................................................   1
                    1.09  Permitted Use..........................................................................   1
                    1.10  Project................................................................................   1
                    1.13  Tenant Extra Improvements..............................................................   2
                    1.14  Tenant Improvements....................................................................   2
                    1.16  Tenant's Proportionate Share...........................................................   2
                    1.17  Term...................................................................................   2
                    1.18  Term Commencement Date.................................................................   2
                    1.19  Other Terms............................................................................   2
                    2.01  Landlord Leases........................................................................   3
                    3.01  Term...................................................................................   3
                    3.02  Use....................................................................................   3
                    3.03  Base Rental............................................................................   3
                    3.04  Net Lease..............................................................................   4
                    3.05  Basic Operating Cost...................................................................   4
                    3.06  Estimated Basic Operating Cost.........................................................   5
                    3.07  Adjustment For Variation Between Estimated And Actual..................................   5
                    3.08  Computation Of Basic Operating Cost Adjustment.........................................   5
                    4.01  Basic Services.........................................................................   6
                    4.02  Window Coverings.......................................................................   7
                    4.03  Graphics...............................................................................   7
                    4.04  Tenant Extra Improvements..............................................................   7
                    4.05  Repair Obligation......................................................................   7
                    4.06  Peaceful Enjoyment.....................................................................   7
                    5.01  Payments By Tenant.....................................................................   7
                    5.04  Taxes On Personal Property And Tenant Extra Improvements...............................   8
                    5.05  Repairs By Tenants.....................................................................   8
                    5.06  Waste..................................................................................   8
                    5.07  Assignment Or Sublease.................................................................   8
                    5.08  Alterations, Additions, Improvements...................................................   9
                    5.09  Compliance With Laws And Insurance Standards...........................................   9
                    5.10  Entry For Repairs, Inspection, Posting Notices, Etc. ..................................   9
                    5.11  No Nuisance............................................................................   9
                    5.12  Subordination..........................................................................   9
                    5.13  Estoppel Certificate...................................................................  10
                    5.15  Tenant's Remedies......................................................................  10
                    5.16  Rules And Regulations..................................................................  10
                    6.01  Casualty Insurance.....................................................................  11

                    1.13.  "Tenant Extra Improvements"

(SEE ADDENDUM       1.14.  "Tenant Improvements"
  ITEM #3.)

                    1.16. "Tenants Proportionate Share" shall mean the percentage which the Net Rentable Area of the Leased Premises bears to ninety-five percent (95%) of the total Net Rentable Area of the Project or to the total Net Rentable Area leased in the Project (if such total is greater than ninety-five percent (95%) of the total Net Rentable Area).

                    1.17. "Term" shall mean a period commencing with the Term Commencement Date and ending on the Term Expiration Date specified on the Basic Lease Information sheet.

*  SPECIFIED IN     1.18.  "Term Commencement Date" shall mean the date*
THE BASIC LEASE
INFORMATION.        1.19.  Other terms used in the Lease shall have the meanings herein given which shall include the following:

                       The term:

                         (a)  "Additional Rental" is first used and defined in
                              Section 3.03;

                         (b)  "Basic Operating Cost" is first used in Section
                              3.04 and defined in Section 3.05;

                         (c)  "Basic Operating Cost Adjustment" is first used in
                              Section 3.04 and defined in Section 3.07;

                         (d)  "Estimated Basic Operating Cost" is first used in
                              Section 3.03 and defined in Section 3.06;

                         (e) "First Mortgage Lender" is first used and defined in Section 5.12;

                         (f)  "Gross Rental" is first used and defined in
                              Section 3.03;

                         (g)  "Rental" is first used and defined in Section
                              3.03.

                    In addition, the terms used in the Basic Lease Information sheet attached to this Lease are incorporated herein by this reference thereto.

(SEE ADDENDUM                           2
  ITEM #4.)

6.02   Liability Insurance.............................................  11
6.03   Arbitration of Fair Market Rental...............................  11
6.04   Indemnity.......................................................  12
6.05   Waiver Of Subrogation Rights....................................  13
6.06   Condemnation And Loss Or Damage.................................  13
6.07   Damage Due to Fire,Etc. ........................................  13
6.08   Default By Tenant...............................................  13
6.09   No Waiver.......................................................  15
6.10   Holding Over....................................................  16
6.11   Attorney's Fees.................................................  16
6.12   Amendments......................................................  16
6.13   Transfers By Landlord...........................................  16
6.15   Severability....................................................  16
6.16   Notices.........................................................  16
6.17   No Joint Venture................................................  17
6.18   Successors And Assigns..........................................  17
6.19   Applicable Law..................................................  17
6.20   Time Of The Essence.............................................  17
Signatures.............................................................  17

                 THIS LEASE is entered into as of the date hereof between Landlord and Tenant.

                 Article 1.

Definitions      1.01.  Certain terms used herein shall have the following
                 meanings:

                 1.03. "Building" shall mean the office tower and base building to be known as 101 California which is located on the block bounded by California, Davis, Pine and Front Streets in San Francisco.

                 1.05. "Common Areas" shall mean the areas on individual floors devoted to corridors, fire vestibules, elevator foyers, lobbies, electric and telephone closets, restrooms, mechanical rooms, janitor closets and other similar facilities for the benefit of all tenants (or invitees) on the particular floor and shall also mean those areas of the Building devoted to mechanical and service rooms servicing more than one floor or the Building as a whole.

                 1.06. "Fair Market Rental" shall mean the rate being charged in the Project for comparable space, taking into consideration: floor level, leasehold improvements or allowances provided or to be provided, rental abatements,lease takeovers/assumptions, moving expenses and other forms of rental concessions, proposed term of lease, extent of service provided or to be provided, the time the particular rate under consideration became or is to become effective and any other relevant terms or conditions.

(See Addendum    1.07.  "Leased Premises"
  Item #2.)

                 1.08. "Net Rentable Area" shall mean the area or areas of space within the Project determined as follows: (i) Net Rentable Area on a single tenancy floor is determined by measuring from the inside surface of the outer glass and extensions of the plane thereof in non-glass areas to the inside surface of the opposite outer glass and extensions of the plane thereof in non-glass areas and shall include all areas within the outside walls, excluding vertical penetrations such as building stairs, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts. Vertical penetrations which are for the specific use of Tenant, such as special stairs or elevators, shall be included as Net Rentable Area; and (ii) Net Rentable Area for a partial floor shall include all space within the demising walls (measured from the mid-point of demising walls and in the case of exterior walls, measured as defined in (i) above), plus Tenant's Proportionate Share of any Common Areas on such floors. No deductions from Net Rentable Area shall be made for columns or projections necessary to the Building. The Net Rentable Area in the Leased Premises has been calculated on the basis of the foregoing definition and is hereby stipulated for all purposes hereof to be the amount stated on the Basic Lease Information sheet .

                 1.09. "Permitted Use" shall mean the sole use for which Tenant may utilize the Leased Premises as specified on the Basic Lease Information sheet.

                 1.10. "Project" shall mean the Building and other improvements located on the block bounded by California, Davis, Pine and Front Streets, San Francisco, California.

                 Article 2.

          Lease    2.01. Landlord leases to Tenant and Tenant leases from
                 Landlord the Leased Premises upon all of the terms, covenants and conditions set forth herein .


(See Addendum
  Item #5.)      Article 3.

                 Term, Use, Rental and Operating Costs.

           Term    3.01. Term. The Term shall commence upon Term Commencement
                 Date and, except as otherwise provided herein or in any exhibit or addendum hereto, shall continue in full force until the Term
(See Addendum    Expiration Date.
  Item #6.)

(See Addendum
  Item #7.)

            Use    3.02. Use. Tenant shall use the Leased Premises solely for the Permitted Use and for no other use or purpose.

    Base Rental    3.03. Base Rental. Tenant shall pay the Base Rental with
                 adjustments and in the manner hereinafter set forth.

                      (c) Tenant shall pay the Base Rental and Tenant's
                 Proportionate Share of the Estimated Basic Operating Costs (hereinafter defined), in twelve (12) equal installments on the first day of each calendar month during the Term and any extensions or renewals thereof. The Base Rental, together with Tenant's Proportionate Share of Estimated Basic Operating Costs shall be collectively referred to as "Gross Rental". Tenant shall pay Gross Rental to Landlord monthly in advance without demand and without any reduction, abatement,counterclaim or set off at the address specified on the Basic Lease Information sheet or at such other address as may be desig-nated by Landlord in the manner provided for giving notice under Section 6.16 hereof. All other obligations required to be paid by Tenant to Landlord hereunder shall constitute rent, shall be paid in the manner provided for herein, and shall be collectively referred to as "Additional Rental". Gross Rental and Additional Rental are collectively referred to herein as "Rental". If the Term commences on other than the first day of a month, then Gross Rental provided for such partial month shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date. If the Term terminates on other than the last day of a calendar month, then Gross Rental provided for such partial month shall be prorated and the prorated installment shall be paid on the first day of the calendar month next preceding the date of termination. All past-due installments of Rental shall bear interest at the maximum rate permitted by applicable law from the date due until paid.

     Net Lease     3.04. Net Lease. This shall be a Net Lease and Base Rental shall be paid to Landlord absolutely net of all costs and expenses. The provisions for payment of Basic Operating Cost by means of periodic payment of Tenant's Proportionate Share of Estimated Basic Operating Cost and the Basic Operating Cost Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in
                 Section 3.05 incurred in connection with ownership and operation of the Project and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary to the Project.

         Basic     3.05. "Basic Operating Cost" shall mean all costs and
Operating Cost   expenses of the nature hereinafter described, incurred in
                 connection with ownership and operation of the Project and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary to the Project. All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Landlord's business). Basic Operating Cost as used herein shall mean all expenses and costs (but not specific costs which are separately billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Project and supporting facilities of the Project, including but not limited to, the following:

                      (a) Wages, salaries and related expenses and benefits of
                   all on-site and off-site employees engaged in the operation, maintenance and security of the Project, and the costs of an office in the Project, incurred by Landlord.

                      (b) All supplies, materials and equipment rental used in
                   the operation and maintenance of the Project.

                      (c) Utilities, including water and power, heating,
                   lighting, air conditioning and ventilating the entire
                   Project.

                      (d) All maintenance,janitorial and service agreements for
                   the Project and the equipment therein, including, without limitation, alarm service,window cleaning and elevator maintenance.

                      (e) A management cost recovery equal to three percent (3%)
                   of all Rental derived from the Project.

                      (f) Project legal expense and accounting cost, including
                   the costs of audits by certified public accountants.

                      (g) All insurance premiums and costs, including but not
                   limited to, the premiums and cost of fire, casualty and liability coverage and rental abatement and earthquake insurance of Landlord elects to provide such coverage) applicable to the Project and Landlord's personal property used in connection therewith.

                      (h) Repairs, replacements and general maintenance
                   (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Project other than Tenant).

                      (i) All maintenance costs relating to public and service
                   areas of the Project,including (but without limitation) sidewalks, landscaping, service areas, mechanical rooms and Building exteriors.

                      (j) All taxes, service payments in lieu of taxes, annual
                   or periodic license or use fees, excises, transit charges, housing fund assessments, assessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen, as well as foreseen, of any kind which ???? assessed, levied, charged, confirmed, or imposed by any public authority upon the Project, its operations or the Rental (or any portion or component thereof), except (i) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, and
                   (ii) taxes computed upon the basis of the net income derived from the Project by Landlord or the owner of any interest therein.

                      (k) Amortization (together with reasonable financing
                   charges) of capital improvements made to the Project subsequent to the Term Commencement Date which will improve the operating efficiency of the Project or which may be required by governmental authorities.

                   Notwithstanding any other provision herein to the contrary,in the event the Building is not fully occupied during any year of the Term, an adjustment shall be made in computing the Basic Operating Cost for such year so that the Basic Operating Cost shall be computed for such year as though the Building had been fully occupied during such year.

Basic Operating    3.06. "Estimated Basic Operating Cost" for any particular
Cost Adjustment  year shall mean the Basic Operating Cost for such calendar year as estimated by Landlord prior to commencement of such calendar year.

                   3.07. Adjustment For Variation Between Estimated And Actual.
                 In the event that the Basic Operating Cost for any calendar year during the Term differs from the Estimated Basic Operating Cost for such calendar year, the Estimated Basic Operating Cost shall be subtracted from the Basic Operating Cost and the difference is referred to herein as the "Basic Operating Cost Adjustment". If the Basic Operating Cost Adjustment is a positive number (actual cost exceeds estimated cost) Tenant shall pay to Landlord, pursuant to Landlord's billing therefor (submitted pursuant to Section 3.08), as Rental for such year. Tenant's Proportionate Share of the Basic Operating Cost Adjustment within thirty (30) days after presentation of Landlord's statement. If the Basic Operating Cost Adjustment is a negative number (estimated cost exceeds actual cost), then Landlord shall either (i) pay Tenant's Proportionate Share of the Basic Operating Cost Adjustment to Tenant in cash within ten (10) days after the Basic Operating Cost Adjustment is finally determined, or (iii) allow Tenant's Proportionate Share of the Basic Operating Cost Adjustment as a credit against the next installments of Tenant's Proportionate Share of the Basic Operating Cost Adjustment as a credit against the next installments of Tenant's Proportionate Share of Estimated Basic Operating Cost accruing hereunder. Should the Term commence or terminate at any time other than the first day of a calendar year, Tenant's Proportionate Share of the Basic Operating Cost Adjustment shall be prorated for the exact number of calendar days during such calendar year for which Tenant is obligated to pay Gross Rental.

                   3.08. Computation Of Basic Operating Cost Adjustment.
                 Landlord shall, within a reasonable period of time after the end of any calendar year for which Estimated Basic Operating Cost differs from Basic Operating Cost, give written notice thereof to Tenant, which notice shall also contain or be accompanied by a statement of the Basic Operating Cost during such calendar year (prepared by a certified public accountant), and also accompanied by a computation of Basic Operating Cost Adjustment. Landlord's failure to give such notice and statement within a reasonable period of time after the closing of any calendar year for which a Basic Operating Cost Adjustment is due shall not release either party from the obligation to make the adjustment provided for in Section 3.07.

                 Article 4.

                 Landlord Covenants.

Basic Services      4.01. Basic Services. Landlord shall:

                       (a) Make customary arrangements with public utilities
                    and/or public agencies to furnish any electricity and water utilized in operating the facilities serving the Leased Premises.

                       (b) Furnish Tenant during Tenant's occupancy of the
                    Leased Premises:

                         (i) Hot and cold water at those points of supply
                       provided for general use of other tenants in the Project: central heat and air conditioning in season, at such times as Landlord normally furnishes these services to other tenants in the Project and at such temperatures and in such amounts as are considered by Landlord to be standard or as may be limited or controlled by applicable laws, ordinances, rules and regulations;

                         (ii) Routine maintenance, painting and electric
                       lighting service for all public areas and special service areas of the Project in the manner and to the extent deemed by Landlord to be standard.

                         (iii) Janitorial service on a five (5) week basis,
                       excluding holidays; provided, however, that if Tenant Improvements are not consistent in quality and quantity with the improvements regarded as standard for the Building, Tenant shall pay any cleaning and janitorial cost attributable thereto:

                         (iv) Electrical facilities to provide sufficient power
                       for typewriters and other office machines of similar low electrical consumption, but not including electricity required for electronic data processing equipment, special lighting in excess of the improvements regarded as standard for the Building and any other item of electrical equipment which (singly) consumes more than 5 kilowatts per hour at rated capacity or requires a voltage other than one hundred twenty (120) volts single phase; and provided, however, that if the installation of such electrical equipment requires additional air conditioning capacity above that provided by the improvements regarded as standard for the Building, then the additional air conditioning installation and operating costs shall be paid by Tenant;

                         (v) Initial lamps, bulbs, starters and ballasts used in
                       the Leased Premises; provided, however, that Tenant shall reimburse Landlord for the cost and expense of maintaining and replacing such lamps, bulbs starters and ballasts;

                         (vi) Security for the Project; provided, however, that
                       Landlord shall not be liable to Tenant for losses due to theft or burglary, or for damages done by unauthorized persons in or on the Project; and

                         (vii) Public elevator service serving the floors on
                       which the Leased Premises are situated during Building hours of operation, with a freight elevator serving the floors at all times.

                       (c) Any heating, ventilation, air conditioning,
                    electrical or elevator service provided by Landlord to Tenant (i) during hours other than Building hours of operation, (ii) on Saturday afternoons, (iii) on Sundays or
                    (iv) on holidays shall be furnished upon the prior written request of Tenant and at Tenant's sole cost and expense.

                       (d) In the event that Tenant desires any service in
                    amounts exceeding the basic services described in Section 4.01(b) as determined by Landlord and in the event that Landlord elects to provide such additional services, Tenant shall pay Landlord the cost of providing such additional services.

                       (e) Landlord shall not be liable for damages to either
                    person or property nor shall Landlord be deemed to have evicted Tenant nor shall there be any abatement of Rental nor shall Tenant be relieved from performance of any covenant on its part to be performed hereunder by reason of
                    (i) failure by Landlord to furnish defined services, (ii) breakdown of equipment or machinery utilized in supplying services, or (iii) cessation of services due to causes or circumstances beyond the control of Landlord. Landlord shall use reasonable diligence to make such repairs as may be required to machinery or equipment within the Project to provide restoration of services and, where the cessation or interruption of service has occurred due to circumstances or conditions beyond the Project boundaries, to cause the same to be restored, by diligent application or request to the provider thereof. In no event shall any mortgagee or the beneficiary under any deed of trust referred to in Section
                    5.12 be or become liable for defaults of Landlord under this
                    Section 4.01(e).

        Window      4.02.  Window Coverings. All window coverings shall be as
     Coverings   provided by Landlord to the prior tenant and Tenant shall not place or maintain any window coverings, blinds or drapes on any window (other than those supplied by Landlord) without Landlord's prior written approval. Tenant acknowledges that breach of this covenant will directly and adversely affect the exterior appearance of the Building.

      Graphics      4.03.  Graphics. Landlord shall provide appropriate
                 identification of Tenant's name and suite numerals at the main entrance door to the Leased Premises. All graphics of Tenant visible in or from public corridors or the exterior of the Leased Premises shall be subject to Landlord's prior written approval.

        Tenant      4.04.  Tenant Extra Improvements. Nothing herein contained
         Extra   shall be deemed to impose upon Landlord the obligation to
  Improvements   maintain insurance hereunder with respect to Tenant Extra
                 Improvements. Landlord shall not seek the benefits of depreciation deductions or income tax credit allowances for federal or state income tax reporting purposes with respect to any Tenant Extra Improvements for which Tenant has fully reimbursed Landlord under this Section 4.04.

                    4.05.  Repair Obligation. Landlord's obligation with respect
        Repair   to repair shall be limited to (i) the structural portions of
   Obligations   the Building, (ii) utility installations to the outlets, and
                 (iii) Common Areas. After prior written notice to Tenant
                 (except in the event of an emergency), Landlord shall have the right to perform hereunder and which Tenant fails or refuses to perform in a timely and efficient manner. All costs incurred by Landlord in performing any such repair for the account of Tenant shall be repaid by Tenant to Landlord upon demand, together with an amount equal to fifteen percent (15%) of such costs to reimburse Landlord for its administration and managerial effort.

      Peaceful      4.06.  Peaceful Enjoyment. Tenant shall peacefully have,
     Enjoyment   hold and enjoy the Leased Premises, subject to the other terms hereof, provided that Tenant pays the Rental and performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownerships of Landlord's interest hereunder.

                 Article 5

                 Tenant Covenants.

   Payments By      5.01.  Payments By Tenant. Tenant shall pay Rental at the
        Tenant times and in the manner herein provided. All obligations of Tenant hereunder to make payments to Landlord shall constitute Rental and failure to pay the same when due shall give rise to the rights and remedies provided for in Section 6.08.

       Taxes On     5.04.  Taxes on Personal Property and Tenant Extra
       Personal Improvements. In addition to, and wholly apart from its Property obligation to pay Tenant's Proportionate Share of Basic
                 Operating Costs. Tenant shall be responsible for and shall pay prior to delinquency taxes or governmental service fees, capital levies, or other charges imposed upon, levied with respect to or assessed against its personal property and on the value of its Tenants Extra Improvements. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

     Repairs By     5.05.  Repairs By Tenant. Tenant shall maintain and repair
         Tenant the Leased Premises, keeping the same in good condition and, upon expiration of the Term, surrendering the same to Landlord in the same condition as when leased, reasonable wear and tear, damage by fire, other insured casualty or the elements not caused by Tenant, its agents, employees, invitees, and licensees excepted. Tenant's obligation shall include, without limitation, the obligation to maintain and repair all walls, floors, ceilings and fixtures and to repair all damage caused by Tenant, its agents, employees, invitees and licensees to the utility outlets and other installations in the Leased Premises or anywhere in the Project.

          Waste     5.06.  Waste. Tenant shall not commit or allow any waste or damage to be committed on any portion of the Leased Premises.

  Assignment Or     5.07. Assignment Or Sublease. In the event Tenant should
     Subletting  desire to assign this Lease or sublet the Leased Premises or any part thereof. Tenant shall give Landlord written notice of such desire at least ninety (90) days in advance of the date on which Tenant desires to make such assignment or sublease. Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (i) to terminate this Lease as to the space so affected as of the date so specified by Tenant, in which event Tenant will be relieved of all further obligations hereunder as to such space, or (ii) to permit Tenant to assign or sublet such space, subject, however, to prior written approval of the proposed assignee or sublessee by Landlord, such consent not to be unreasonably withheld so long as the use of the Leased Premises by such proposed assignee or sublessee would be a Permitted Use and the proposed assignee or sublessee is of sound financial condition as determined by Landlord. If Landlord should fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have waived option (i) above, but written approval by Landlord of the proposed assignee or sublessee shall be required. Failure by Landlord to approve a proposed subtenant or assignee shall not cause a termination of this Lease. Any other rent or other consideration realized by Tenant under any such sublease and assignment in excess of the Rental payable hereunder, after amortization of the reasonable cost of Tenant Extra Improvements for which Tenant has paid and reasonable subletting and assignment costs, shall be divided and paid ninety percent (90%) to Landlord and ten percent (10%) to Tenant. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

 Alterations,      5.08.  Alterations, Additions, Improvements, Tenant shall
         Etc. not make or allow to be made any alterations or physical additions in or to the Leased Premises without obtaining the prior written consent of Landlord. Such alterations, physical additions or improvements, when made to the Leased Premises by Tenant, shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease by lapse of time or otherwise; provided, however, that this clause shall not apply to movable equipment or furniture owned by Tenant, including equipment specific to the telecommunications business of Tenant. Tenant shall repair at its sole cost and expense all damage caused to the Leased Premises or the Project by removal of Tenant's movable equipment or furniture and such other alterations and additions as Tenant shall be allowed to remove from the Leased Premises by Landlord.

     Compliance     5.09.  Compliance With Laws And Insurance Standards.
      With Laws
  And Insurance
      Standards

(See Addendum
  Item #8.)

 Right Of Entry     5.10.  Entry For Repairs, Inspection, Posting Notices, Etc.
                 Landlord, its agents and representatives, shall have the right to enter the Leased Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to exhibit the Leased Premises to prospective tenants, purchasers, encumbrancers or others, or for any other purpose as Landlord may deem necessary or desirable. Tenant shall not be entitled to any abatement or reduction of Rental by reason thereof.

    No Nuisance     5.11.  No Nuisance.

(See Addendum
  Item #9)

  Subordination     5.12.  Subordination.

                       (a) Tenant agrees that this Lease and the rights of Tenant hereunder are subject and subordinate to the lien of the holder of or beneficiary under a mortgage or deed of trust under a first mortgage or first deed of trust which now or in the future encumbers the Project (the "First Mortgage Lender") and to any and all advances made thereunder, and interest thereon, and all modifications, renewals, supplements, consolidations and replacements thereof. Tenant agrees, however, that the First Mortgage Lender may at its option, unilaterally elect to subordinate, in whole or in part, by an instrument in form and substance satisfactory to such Lender, the lien of such first mortgage or deed of trust to this Lease. In such case, Tenant agrees to execute promptly and to deliver to Landlord or such First Mortgage Lender any such subordination instrument or instruments requested by such Lender and agrees that if it fails or refuses to do so within 15 days after written request therefor by Landlord or such Lender, such failure or refusal shall constitute a default by Tenant under this Lease, but such failure or refusal shall in no way affect the validity or enforceability of any such subordination made by such Lender.

                       (b) At any time during the term when the First Mortgage Lender is not Teachers Insurance and Annuity Association of America ("TIAA") (or a purchaser or successor of all or any portion of such first mortgage or first deed of trust delivered to TIAA as First Mortgage

                    Lender) at the request of Tenant, any such First Mortgage Lender shall agree that Tenant shall not be disturbed in its possession hereunder, nor shall its rights be diminished or its obligations enlarged, except as a result of a breach of this Lease and application of the remedies provided for herein.

                       Upon enforcement by such First Mortgage lender of any
                    rights or remedies held by it this Lease shall not terminate and Tenant shall, upon the request of any person or party succeeding to the interest of Landlord as a result of such enforcement automatically become the tenant of such successor in interest without change in the terms or change in any other provisions of this Lease. Tenant shall execute and deliver any instrument or instruments confirming the attornment and continuation of this Lease provided for herein which may be requested by such First Mortgage Lender or successor in interest.

                       (c) Any successor in interest to any First Mortgage Lender (including TIAA, its successors or assigns) shall not be bound by (i) any payment of Gross Rental for more than one (1) month in advance, or (ii) any amendment or modification of this Lease made without the written consent of such First Mortgage lender. Nothing herein contained shall be deemed to impose upon the person or party succeeding to the interest of Landlord as a result of the enforcement of such first mortgage or first deed of trust by any First Mortgage Lender (including TIAA, its successors or assigns), any obligation for defaults on the part of Landlord, and any person or party succeeding to possession of the Project as a successor to Landlord shall be subject to Landlord's obligations hereunder only during the period of such persons' or party's ownership, such person or party to have the benefit of Section 4.06, 5.15 and 6.12.

       Estoppel     5.13.  Estoppel Certificate. At Landlord's request, Tenant
   Certificates  shall execute estoppel certificates addressed to (i) any mortgagee or prospective mortgagee of Landlord or, (ii) any purchaser or prospective purchaser of all or any portion of, or interest in, the Project, certifying as to such facts (if true) and agreeing to such notice provisions and other matters as such mortgagee(s) or purchaser(s) may reasonably require.

       Tenant's     5.15.  Tenant's Remedies. Tenant shall look solely to
       Remedies Landlord's interest in the Project for the recovery of any judgment from Landlord. Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust to which Section 5.12 applies or may apply.

      Rules And 5.16. Rules And Regulations. At all times during the Term, Regulations Tenant shall comply with rules and regulations for the Project set forth in Exhibit C (and such amendments as Landlord may adopt from time to time with copies thereof to be delivered to Tenant) all of which are incorporated herein by reference.

(See Addendum
Items #10.,
#11. and #12.

                 Article 6.

                 Casualty, Eminent Domain And Miscellaneous Matters.

       Casualty     6.01.  Casualty Insurance.  Landlord shall, at all times
      Insurance  during the Term maintain a policy or policies of insurance with the premiums thereon fully paid in advance, issued by and binding upon a solvent insurance company with a Best and Company Rating of "B" or better, insuring the Project against loss or damage by fire, or other insurable hazards (which may include earthquake loss if Landlord elects to maintain such coverage) and contingencies for the full insurable value thereof, or, in the alternative, insuring for eighty percent (80%) of the replacement cost thereof (or such minimum amount as shall be required to eliminate operation of coinsurance provisions), provided that Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies not covered by this Lease which Tenant may bring or obtain upon the Leased Premises, or any Tenant Extra Improvement or alteration, addition or improvement which Tenant may make upon the Leased Premises in accordance with the provision of this Lease. If the annual premiums charged Landlord for such casualty insurance exceed the standard premium rates because the nature of Tenant's operations result in extra-hazardous exposure, then Tenant shall upon receipt of appropriate premium invoices reimburse Landlord for such increase in premium.

      Liability     6.02.  Liability Insurance.  Landlord and Tenant shall each
      Insurance  maintain a policy or policies of comprehensive general liability insurance with the premiums thereon fully paid on or before the due date, issued by and binding upon a solvent insurance company, such insurance to afford minimum protection of not less than Five Million Dollars ($5,000,000) for personal injury or death in any one occurrence and of not less than One Million Dollars ($1,000,000) for property damage in any one occurrence.

    Arbitration     6.03.  Arbitration Of Fair Market Rental.  In the event that
                 Tenant disputes Tenant disputes the amount claimed by Landlord as Fair Market Rental, Tenant may require that Landlord submit the dispute to arbitration. The judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City and County of San Francisco in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by said rules shall be modified as follows:

                       (a) Tenant shall make demand for arbitration in writing within thirty (30) business days after service of Landlord's determination of Fair Market Rental given under Section 3.03(b), specifying therein the name and address of the person to act as the arbitrator on its behalf. The arbitrator shall be qualified as a real estate appraiser familiar with the Far Market Rental of first-class commercial office space in the downtown San Francisco area who would qualify as an expert witness over objection to give objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Tenant to make a timely and proper demand for such arbitration shall constitute a waiver of the right thereto. Within ten (10) business days after the service of the demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue.

                       (b) In the event that two (2) arbitrators are chosen pursuant to Section 6.03(a) above, the arbitrators so chosen shall meet within ten (10) business days after the second arbitrator is appointed and, if within ten (10) business days after such first meeting the two arbitrators shall be unable to agree promptly upon a determination of Fair Market Rental, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Section

                    6.03(a). In the event they are unable to agree upon such appointment within five (5) business days after expiration of said ten (10) day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of ten (10) business days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Chief Judge of the United States District Court having jurisdiction over the City and County of San Francisco, and the other party shall not raise any question as to such Judge's full power and jurisdiction to entertain the application for and make the appointment. The three (3) arbitration shall decide the dispute if it has not previously been resolved by following the procedure set forth in Section 6.03 (c) below.

                       (c) Where an issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Tenant or settlement between the parties during the course of arbitration, the issue shall be resolved by the three arbitrators in accordance with the following procedure. The arbitrator selected by each of the parties shall state in writing his determination of the Fair Market Rental supported by the reasons therefor with counterpart copies of each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his determination of Fair Market Rental. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

                       (d) In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall attempt to decide the issue within ten (10) business days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator, if any, and the attorneys' fees and expenses of counsel for the respective parties and of witness shall be paid by the respective party engaging such counsel or calling such witnesses.

                       (e) The arbitrators shall have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination of Fair Market Rental, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The arbitrators shall have no power to modify the provisions of this Lease.

      Indemnity     6.04.  Indemnity.  Landlord shall not be liable to Tenant
                 for any loss or damage to person or property caused by theft, fire, act of God, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or for any damage or inconvenlence which may arise through repair or alteration any part of the Project or failure to make any such repair except as expressly otherwise provided in Section 6.05 and Section
                 6.06. Tenant shall indemnify landlord and hold Landlord harmless of and from any and all loss, cost, damage to property occurring or resulting directly or indirectly from the use or occupancy of the Leased Premises or activities of Tenant in or about the Leased Premises or Project, such indemnity to include, but without limitation, the obligation to provide all costs of defense against any such claims provided, however, that the foregoing indemnity shall not apply to any claims arising by reason of the negligence or wrongful acts of Landlord, Landlord's agents, contractors or employees to the extent such claims are covered by insurance. In addition, Tenant shall hold and save Landlord harmless and indemnify Landlord of and from any and all loss, cost, damages, injury or expense arising out of or in any way related to claims for work or labor performed, materials or supplies furnished to or at the request of Tenant or in connection with performance of any work done for the account of Tenant in the Leased Premises or the Project.

   Subrogation      6.05.  Waiver Of Subrogation Rights.  Anything in this Lease
        Waiver to the contrary, notwithstanding. Landlord and Tenant each waives all rights of recovery, claim, action or cause of action, against the other, its agents (including partners, both general and limited), officers, directors, shareholders or employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or the Building or any personal property of such party therein, by reason of fire, the elements, or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees; and each party covenants that no insurer shall hold any right of subrogation against such other party. Tenant shall advise insurers of the foregoing and such waiver shall be a part of each policy maintained by Tenant which applies to the Leased Premises, any part of the Project or Tenant's use and occupancy of any part thereof.

  Condemnation      6.06.  Condemnation And Loss Or Damage. If the Leased
   And Casualty  Premises or any portion of the Project shall be taken or condemned for any public purpose to such an extent as to render the Leased Premises untenantable as reasonably determined by Landlord, this Lease shall, at the option of either party, forthwith cease and terminate as of the date of taking. All proceeds from any taking or condemnation of the Leased Premises shall belong to and be paid to Landlord subject to the rights of any mortgagee of Landlord's interest in the Project or the beneficiary of any deed of trust which constitutes an encumbrance thereon; provided, however, that Landlord shall cooperate with Tenant if Tenant seeks to recover at its cost and expense, proceeds, damages or awards paid to compensate for damage to or taking of Tenant Extra Improvements for which Tenant has paid hereunder, and any such amounts recovered shall be paid to Tenant.

  Damage Due To     6.07.  Damage Due To Fire, Etc. In the event of a fire or
     Fire, Etc.  other casualty in the Leased Premises, Tenant shall immediately give notice thereof to Landlord. If the Leased Premises, through no fault of Tenant, its agents, employees, invitees or visitors, shall be partially destroyed by fire or other casualty so as to render the Leased Premises untenantable as reasonably determined by Landlord, Gross Rental shall abate proportionately until such time as the Leased Premises are made tenantable as reasonably determined by Landlord. Except where Landlord determines not to rebuild the Project and/or the Leased Premises as hereinafter provided, Landlord shall use due diligence to repair the same (except that Landlord shall have no obligation to repair or replace Tenant Extra Improvements). In the event of the total destruction of the Leases Premises, or in the event of the partial destruction of the Leased Premises or the Project and the same shall be so damaged that Landlord shall decide not to rebuild, then Landlord shall have no obligation to rebuild the Leased Premises and/or the Project and all Gross Rental up to the time of such decision not to rebuild shall be paid by Tenant and thenceforth this Lease shall terminate. The proceeds from any insurance paid by reason of damage to or destruction of the Building or any part thereof, the Tenant Improvements (except Tenant Extra Improvements) or any other element, component or property insured by Landlord shall belong to and be paid to Landlord, subject to the rights of any mortgagee of Landlord's interest in the Project or the beneficiary of any deed of trust which constitutes an encumbrance thereon.

        Default     6.08.  Default By Tenant.
      By Tenant          (a)  Events Of Default.  The occurrence of any of the
                 following shall constitute an event of default on the part of
                 Tenant:
                              (1) Abandonment. Vacation or abandonment of the
                      Leased Premises for a continuous period in excess of five
                      (5) business days. Tenant waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this subsection (a) being deemed such notice to Tenant as required by said Section 1951.3;

                         (2) Nonpayment Of Rental. Failure to pay any installment of Rental due and payable hereunder, upon the date when said payment is due, such failure continuing for a period of five (5) business days after written notice of such failure; provided, however, that Landlord shall not required to provide such notice more than twice during the Term with respect to non-payment of Gross Rental, the third such non-payment constituting default without requirement of notice;

                         (3) Other Obligations. Failure to perform any obligations, agreement or covenant under this Lease other than those matters specified in Sections 6.08(a)(1) and 6.08(a)(2)--such failure continuing for fifteen (15) business days after written notice of such failure (or such longer period as is reasonably necessary to remedy such default, provided that Tenant shall continuously and diligently pursue such remedy at all times until such default is cured);

                         (4) General Assignment. A general assignment by Tenant for the benefit of creditors;

                         (5) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as any may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease;

                         (6) Receivership. The employment of a receiver to take possession of substantially all of Tenant's assets or the Leased Premises, if such receivership remains undissolved for a period of ten (10) business days after creation thereof;

                         (7) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Leased Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) business days after the levy thereof;

                         (8) Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization, or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

                      (b) Remedies Upon Default.


(See Addendum
  Item #13.)

         Waiver     6.09.  No Waiver.


(See Addendum
  Item #14.)

   Holding Over     6.10.  Holding Over. In the event of holding over by Tenant after expiration or termination of this Lease without the written consent of Landlord. Tenant shall pay as hold-over rental for each month of hold-over tenancy twice the Gross Rental which Tenant was obligated to pay for the month immediately preceding the end of the Term was obligated to pay for the month or any part thereof of any such hold-over period. No holding over by Tenant after the Term shall operate to extend the Term. In the event of any authorized holding over. Tenant shall indemnify Landlord against all claims for damages by other tenant to whom Landlord may have leased all or any part of the Leased Premises covered hereby effective upon the termination of this Lease. Any holding over with the consent of Landlord in writing shall thereafter constitute this Lease a lease from month to month.

Attorneys' Fees     6.11.  Attorney's Fees.  In the event either party places
                 the enforcement of this Lease, or any part thereof, or the collection of any Rental due, or to become due hereunder, or recovery of the possession of the Leased Premises in the hands of an attorney, or files suit upon the same, the prevailing party shall recover its reasonable attorneys' fees and court costs.

     Amendments     6.12.  Amendments. This Lease may not be altered, changed or amended, except by an instrument in writing signed by both parties hereto.

      Transfers     6.13.  Transfers By Landlord.  Landlord shall have the right
    By Landlord  to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Project and in such event and upon its transferee's agreement to be subject to Landlord's obligations hereunder during the period of such transferee's ownership (any such transferee to have the benefit of the provisions of Section 4.06, 5.15 and of this Section 6.13) no further liability or obligations shall thereafter accrue against Landlord hereunder.

   Severability     6.15.  Severability.  If any term or provision of this
                 Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

        Notices     6.16.  Notices.  All notices, demands, consents and
                 approvals which may or are required to be given by either party to the other hereunder shall be writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, and addressed to the party to be notified at the address for such party specified on the Basic Lease Information sheet, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Leased Premises at the time, and, if no person shall be in charge of or occupying the same, then such service may be made by attaching the same on the main entrance of the Leased Premises.

No Joint Venture    6.17.  No Joint Venture. This Lease shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

      Successors    6.18.  Successors And Assigns.  This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant , its successors, and to the extent assignment may be approved by Landlord hereunder, Tenant's assigns.

  Applicable Law    6.19.  Applicable Law.  All rights and remedies of Landlord under this Lease shall be construed and enforced according to the laws of the State of California.

(See Addendum
 Item #15.) Time    6.20.  Time Of The Essence.  Time is of the essence of each and every covenant herein contained.

                    IN WITNESS WHEREOF, the parties hereto have executed this
(See Addendum    Lease as of the day first above written.
 Item #16.)

                                          "Landlord"
                                          101 CALIFORNIA VENTURE
                                          By Its General Partner
                                          HINES 101 CALIFORNIA, LTD.
                                          a California limited partnership

                                          By  SIGNATURE NOT LEGIBLE
                                            ---------------------------------



                                          "Tenant"
                                          TELECOMMUNICATIONS PROPERTIES, a
                                          California general partnership
                                          By:  WATSON COMMUNICATION SYSTEMS,
                                               INC., a California corporation,
                                               its a managing general partner

                                               By:  SIGNATURE NOT LEGIBLE
                                                  ----------------------------

                                          SAN FRANCISCO SATELLITE CENTER, INC.,
                                          California corporation


                                          By:  SIGNATURE NOT LEGIBLE
                                             ----------------------------------

EXHIBIT A
- - ---------



                           [FLOOR PLAN APPEARS HERE]

EXHIBIT B
- - ---------
                           [FLOOR PLAN APPEARS HERE]

[LOGO]    BUILDING RULES AND REGULATIONS

EXHIBIT C      1.  The sidewalks, doorways, halls, stairways, vestibules and other similar areas shall not be obstructed by any Tenant or used by them for any purpose other than ingress to and egress from their respective Leased Premises, and for going from one part of the Building to another part.

               2. Plumbing fixtures shall be used only for their designated purpose, and no foreign substances of any kind shall be thrown therin. Damage to any such fixture resulting from misuse by Tenant or any employee or invitee of Tenant shall be repaired at the expense of Tenant.

               3. Signs, advertisements, graphics, or notices visible in or from public corridors shall be subject to Landlord's written approval. Nails, screws, and other attachments to the Building require prior written consent from Landlord.

               4. All contractors and technicians rendering any installation service to Tenant shall be referred to Landlord for approval and supervision prior to performing services. This applies to all work performed in the Building, including, but not limited to, installation of telephone, telegraph equipment, and electrical devices, as well as all installations affecting floors, walls, woodwork, windows, ceilings, and any other physical portion of the Building.

               5. Movement in or out of the Building of furniture, office equipment, or other bulky material which requires the use of elevators, stairways, or Building entrance and lobby shall be restricted to hours established by Landlord. All such movement shall be under Landlord's supervision, and the use of an elevator for such movements shall be restricted to the Building's freight elevators. Prearrangements with Landlord should be made regarding the time, method, and routing of movement, and Tenant shall assume all risks of damage to articles moved and injury to persons or public resulting from such moves. Landlord shall not be liable for any acts or damages resulting from any such activity.

               6. Any damage done to the Building by the movement of Tenant's property, or done by Tenant's property while in the Building, shall be repaired at Tenant's expense.

               7.  Corridor doors, when not in use, shall be kept closed.

               8. Tenant shall cooperate with landlord in maintaining Leased Premises. Tenant shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

               9. To insure orderly operation of the Building, no deliveries of water, soft drinks, newspapers, or other such items to any Leased Premises shall be made except by persons appointed or approved by Landlord.

              10. Nothing shall be swept or thrown into the corridors, halls, elevator shafts, or stairways. No birds, fish, or animals of any kind shall be brought into or kept in, on or about the Leased Premises.

              11. No machinery of any kind shall be operated by Tenant in the Leased Premises without the prior written approval of the Landlord.

              12. No cooking shall be done in the Leased Premises, except that the use by Tenant of Underwriter's Laboratory approved equipment for brewing coffee, tea, or other hot beverages shall be permitted, provided such use is in accordance with all applicable codes, laws, and ordinances.

              13. Tenant shall not install any food, soft drink or other vending machine within the Leased Premises.

              14. Tenant shall not use or keep on its Leased Premises any kerosene, gasoline, or inflammable or combustible fluid or material other than quantities reasonably necessary for the operation and maintenance of office equipment. Tenant shall not use or keep any noxious gas or substances in the Leased Premises, or permit the Leased Premises to be used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other Tenants or those having business therein.

               15. Tenants shall not tamper with or attempt to adjust temperature control thermostats in the Leased Premises. Landlord shall make adjustments in thermostats on call from Tenant.

               16. Tenant shall comply with all requirements necessary for the security of the Leased Premises, including the use of service passes issued by Landlord for after hours movement of office equipment/packages, and signing security register in Building lobby after hours.

               17. Landlord will furnish Tenant with a reasonable number of initial keys for entrance doors into the Leased Premises, and may charge Tenant for additional keys, thereafter. All such keys shall remain the property of Landlord. No additional locks are allowed on any door of the Leased Premises without Landlord's written permission and Tenant shall not make any duplicate keys, except those provided by Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to the Leased Premises, and give to Landlord the combination of all locks for safes and vault doors, if any, in the Leased Premises.

               18. Landlord retains the right, without notice or liability to any Tenant, to change the name and street address of the Building.

               19. Canvassing, peddling, soliciting, and distribution of handbills in the Building are prohibited, and each Tenant will cooperate to prevent these activities.

               20.  The Building hours of operation are (excluding holidays):

                         8:00 A.M. to 6:00 P.M.   Monday through Friday
                         9:00 A.M. to 1:00 P.M.   Saturday

               21. Landlord reserves the right to rescind any of these rules and regulations and to make future rules and regulations required for the safety, protection, and maintenance of the Building, the operation and preservation of good order thereof, and the protection and comfort of the tenants and their employees and visitors. Such rules and regulations, when made and written notice given to tenant, shall be binding as if originally included herein.*

* , provided that all such future rules and regulations shall apply uniformly and in a non-discriminatory manner to all tenants of the Building.

                               ADDENDUM TO LEASE

     This Addendum forms an integral part of the Lease Agreement dated May 28, 1991, by and between 101 CALIFORNIA VENTURE, a general partnership, as Landlord, and SAN FRANCISCO SATELLITE CENTER, INC., a California corporation, and TELECOMMUNICATIONS PROPERTIES, a California general partnership, as Co-Tenants, as fully as if this Addendum were physically incorporated in said Lease Agreement (the "Lease").

ITEM #1. - BASIC LEASE INFORMATION - BASE RENT
- - ----------------------------------------------
          The Base Rental per square foot of Net Rentable Area during the Term shall be as follows:

          Time Period         Base Rent
     October 1, 1992 to         $15.00  per square foot of Net Rentable Area in
     September 30, 1997                 the Leased Premises as to 10,281 square
                                        feet of such area;

     October 1, 1992 to         $7.50   per square foot of Net Rentable Area in
     September 30, 1997                 the Leased Premises as to 190 square
                                        feet of such area;

     October 1, 1997 to         $16.00  per square foot of Net Rentable Area in
     September 30, 1988                 the Leased Premises as to 10,281 square
                                        feet of such area;

     October 1, 1997 to         $8.00   per square foot of Net Rentable Area in
     September 30, 1988                 the Leased Premises as to 190 square
                                        feet of such area;

     October 1, 1998 to       $17.00         per square foot of Net Rentable
     September 30, 1999                      Area in the Leased Premises as to
                                             10,281 square feet of such area;

     October 1, 1998 to       $8.50          per square foot of Net Rentable
     September 30, 1999                      Area in the Leased Premises as to
                                             190 square feet of such area;

     October 1, 1999 to       $18.00         per square foot of Net Rentable
     May 31, 2001                            Area in the Leased Premises as to
                                             10,281 square feet of such area;

     October 1, 1999 to       $9.00          per square foot of Net Rentable
     May 31, 2001                            Area in the Leased Premises as to
                                             190 square feet of such area.

ITEM #2. - LEASED PREMISES.
- - ---------------------------

     1.07. "Leased Premises" shall mean the floor area more particularly shown on the Exhibit A floor plan attached hereto, unless the current tenant or subtenant of the portion of such floor area (the "Southern Pacific Space") described on the Exhibit B floor plan attached hereto does not surrender the Southern Pacific Space to Landlord on or before the Term Commencement Date, in which event: (i) the Southern Pacific Space shall be excluded from the "Leased Premises" until such tenant or subtenant has surrendered the Southern Pacific Space to Landlord and Landlord has delivered possession of the Southern Pacific Space to Tenant; (ii) the Base Rental and Tenant's Proportionate Share of Basic Operating Cost shall be proportionately reduced until such time as Landlord delivers the Southern Pacific Space to Tenant; and, (iii) Landlord shall have no liability to Tenant for the failure of Landlord to deliver the Southern Pacific Space to Tenant on the Term Commencement Date, it being agreed that the reduction in Base Rental and Tenant's Proportionate Share of Basic Operating Cost is sufficient and agreed compensation to Tenant for such failure. Immediately upon such delivery, the Southern Pacific Space shall become a part of the Leased Premises for the purposes of this Lease, and the Base Rental and Tenant's Proportionate Share of Basic Operating Cost shall be readjusted to take into account the increased Net Rentable Area in the Leased Premises.

ITEM #3. - "TENANT EXTRA IMPROVEMENTS" AND "TENANT IMPROVEMENTS".
- - ----------------------------------------------------------------

     1.13 "Tenant Extra Improvements" shall mean any interior improvements constructed within the Leased Premises by Tenant after June 1, 1991.

     1.14 "Tenant Improvements" shall mean the interior improvements existing within the Leased Premises as of June 1, 1991. Tenant shall accept all interior improvements existing within the Leased Premises on the Term Commencement Date in their then "as is" condition, unless such improvements are then subject to unrepaired damage of the kind referred to in Section 6.07, in which event the duties of Landlord and Tenant with respect to the repair of such improvements shall be governed by the Lease and sublease applicable to the Leased Premises immediately before the Term Commencement Date.

ITEM #4. - HAZARDOUS MATERIALS DEFINITIONS.
- - -------------------------------------------

     1.20. "Hazardous Material" shall mean any (a) oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Project or to persons on or about the Project or (ii) cause the Project to be in violation of any hazardous Materials Laws; (b) asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (c) chemical, material or substance defined as or included in the definition of "hazardous substances" , "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or word of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S)9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C.
(S)1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
(S)1251, et seq.; Sections 25115, 25117, 25122.7, 25140, 25249.8, 25281, 25316,
25501, and 25316 of the California Health and Safety Code; and Article 9 or
Article 11 of Title 22 of the Administrative Code, Division 4, Chapter 20; (d) other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the occupants of the Project or the owners and/or occupants of property adjacent to or surrounding the Project, or any other Person coming upon the Project or adjacent property; and (e) other chemicals, materials or substances which may or could pose a hazard to the environment.

     1.21. "Hazardous Materials Claims" shall mean any enforcement, cleanup, removal, remedial or other governmental or regulatory actions, agreements or orders instituted pursuant to any Hazardous Materials Laws; and any claims made by any third party against Landlord, Tenant or the Project relating to damage, contribution, cost recovery compensation, loss or injury resulting from the presence, release or discharge of any Hazardous Materials.

     1.22. "Hazardous Materials Laws" shall mean any federal, state or local laws, ordinances, regulations or policies relating to the environment, health and safety, and Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under or about the Project, including, without limitation, soil, groundwater and indoor and ambient air conditions.

ITEM #5. - LANDLORD'S RESERVED RIGHTS.
- - --------------------------------------

     2.02. Landlord's Reserved Rights. Landlord reserves from the leasehold estate hereunder (i) all exterior walls and windows bounding the Leased Premises, and all space located within the Leased Premises for vertical penetrations, conduits, electric and all other utilities, air-conditioning, sinks or other Building facilities that do not constitute Tenant Extra Improvements, the use thereof and access thereto through the Leased Premises for operation, maintenance, repair or replacement thereof, and (ii) the right from time to time, without unreasonable interference with Tenant's use, to install, remove or relocate any of the foregoing for service to any part of the Building to locations that will not materially interfere with Tenant's use of the Leased Premises, to make alterations or additions to and to build additional stories on the Building, to alter or relocate any other Common Area facility or any other common facility, and to make changes or alterations therein or enlargements thereof. Subject to the rights of Tenant specified in this Lease, Landlord shall have the sole and exclusive right to possession and control of the Common Areas and all other public areas of the Project.

ITEM #6. - TERM.
- - ----------------

     This Lease shall be conditioned upon the occupancy by San Francisco Satellite Center, Inc., a California corporation, of the entire Leased Premises (excluding only the Southern Pacific Space) on the day preceding the Term Commencement Date. Such occupancy shall be pursuant to a sub-sublease of such space from the tenant and subtenant thereof. The condition set forth in this paragraph is intended to be for the benefit of Landlord and may be waived by Landlord by the giving of written notice of such waiver to Tenant.

ITEM #7. - RIGHT TO EXTEND AS TO AVAILABLE SPACE IN THE BUILDING.
- - -----------------------------------------------------------------

          (a) In the event that Tenant desires to extend its tenancy in the Building for an additional period of five (5) years, Tenant shall give Landlord written notice of its desire so to extend at least twelve (12) months prior to expiration of the then current Term. Tenant's notice shall state an amount of Net Rentable Area which Tenant desires to lease for such period. Within thirty
(30) days of receipt of notice of Tenant's desire to extend, Landlord shall notify Tenant in writing whether or not there will be space available within the Building to accommodate the desire of Tenant to extend its tenancy, which space shall contain not less than ninety percent (90%) nor more than one hundred ten percent (110%) of the Net Rentable Area specified by Tenant in its notice to Landlord; provided, however, that Landlord shall not be required to divide or offer to divide for the use of Tenant any block of continuous space (for the purposes of this subparagraph (a), shall mean the entire Net Rentable Area contained within such block. The term "available", as used herein with respect to any particular block of space within the Building, shall mean that: (i) a third party tenant's lease has terminated, whether by expiration of the term of such lease or any renewal option, right of first refusal, right of first opportunity or agreement of expansion; (ii) such space has not immediately thereafter been voluntarily relet by Landlord to such tenant or any subtenant then in occupancy; (iii) no expansion right with respect to such space is outstanding or has been exercised;

cised and, (iv) the space is not required in the judgment of Landlord to accommodate a tenant or prospective tenant which requires a greater amount of space within the Building than the particular block of space, whether or not the additional space required by such tenant or prospective tenant is adjacent to the particular space or located elsewhere in the Building.

          (b) In the event that Landlord notifies Tenant that there will be space available to accommodate the desire of Tenant to extend its tenancy in the Building, Landlord shall describe the space (the "Available Space") and shall state the Base Rental to be applicable to the Available Space during the five
(5) year period immediately following the Term Expiration Date (which rate may be constant throughout the period or increase in annual or longer increments). Within thirty (30) days after receipt of such notice from Landlord, Tenant shall have the right to (i) elect to lease the Available Space from Landlord for a term of five (5) years, commencing as of the day immediately following the Term Expiration Date on the same terms and conditions as set forth in this Lease, save and except that the Base Rental shall be as stated by Landlord in its notice to Tenant and that Tenant's Proportionate Share shall be adjusted to reflect the difference, if any, between the Net Rentable Area of the Available Space; (ii) elect to lease the Available Space from Landlord for a term of five
(5) years, commencing as of the day immediately following the Term Expiration Date on the same terms and conditions as set forth in this Lease, save and except that the Base Rental shall be the Fair Market Rental of the Available Space (with Fair Market Rental to be determined by arbitration pursuant to Section 6.03 hereof) and that Tenant's Proportionate Share shall be adjusted to reflect the difference, if any, between the Net Rentable Area of the Leased Premises and the Net Rentable Area of the Available Space; or, (iii) refuse to lease the Available Space. Failure on the part of Tenant to elect in writing, within said thirty (30) day period, either to lease the Available Space as provided in this subparagraph (b) or to refuse to lease the Available Space, shall constitute an irrevocable election by Tenant to refuse to lease the Available Space, and Tenant shall thereafter have no further right to lease the Available Space or to give to Landlord any further notice pursuant to subparagraph (a) above.

          (c) In the event that Landlord notifies Tenant that no space will be available as of the Term Expiration Date, then the Term of this Lease shall terminate as of the Term Expiration Date and Tenant shall not have any right to give a further notice to Landlord pursuant to subparagraph (a) above.

          (d) In the event that Tenant has leased an Available Space for a term of five (5) years commencing as of June 1, 2001 pursuant to subparagraphs (a) and (b) above, Tenant shall thereafter have the right to give to Landlord one additional notice pursuant to subparagraph (a) with respect to a second five (5) year period commencing as of June 1, 2006.

          (e)  If Tenant leases the Available Space pursuant to subparagraphs
(a) and (b) above, Tenant shall take the Available

Space in an "as is" condition, provided, however, that Landlord shall deliver the Available Space in "broom clean" condition and that Tenant shall have the right, at Tenant's expense, to install any required Tenant Improvements in accordance with the provisions of Section 5.08 of the Lease and using the customary procedure established by Landlord from time to time. All expenses incurred by Tenant in moving to the Available Space shall be paid by Tenant.

          (f) Tenant's rights with respect to the possible leasing of Available Space shall be both: (i) upon condition that no monetary or other material event of default exists hereunder (and no event or condition exists which could constitute a monetary or other material event of default with the giving of notice and/or expiration of a period of grace) at the time of the giving by Tenant of the notice of its desire to extend its tenancy in the Building; and,
(ii) upon further condition that no monetary or other material event of default exists hereunder (and no event or condition exists which could constitute a monetary or other material event of default with the giving of notice and/or expiration of a period of grace) at the commencement of the five (5) year period for which Tenant has leased the Available Space.

ITEM #8. - COMPLIANCE WITH LAWS AND INSURANCE STANDARDS.
- - --------------------------------------------------------

     5.09.  Compliance With Laws And Insurance Standards.

          (a) Tenant shall comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal or promulgated by other agencies or bodies having or claiming jurisdiction) related to the use, condition or occupancy of the Leased Premises, regardless of when they become effective, including, without limitation, all Hazardous Materials Laws. Tenant shall promptly cure and satisfy all Hazardous Materials Claims arising out of or by reason of the activities or businesses of Tenant, its subtenants, or the agents, contractors, businesses or employees of Tenant or any subtenant. Nothing done by Tenant in its use or occupancy of the Leased Premises shall create, require or cause imposition of any requirement by any public authority for structural or other upgrading of or improvement to the Project.

          (b) Tenant shall not occupy or use, or permit any portion of the Leased Premises to be occupied or used, for any business or purpose that is disreputable or productive of fire hazard, or permit anything to be done that would increase the rate of fire or other insurance coverage on the Project and/or its contents. If Tenant does or permits anything to be done that shall increase the cost of any insurance policy required to be carried hereunder, then Tenant shall reimburse Landlord, upon demand, for any such additional premiums. Landlord shall deliver to Tenant a written statement setting forth the amount of any such insurance cost increase and showing in reasonable detail the manner in which it has been computed. Tenant shall comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal or promulgated by other agencies or bodies having or claiming jurisdiction) related to the use, condition or occupancy of the Leased Premises, regardless of when they become effective, including, without limitation, all applicable federal, state and local laws, regulations or ordinances pertaining to air and water quality, Hazardous Materials, waste disposal, air emissions and other environmental matters. Nothing done by Tenant in its use or occupancy of the Leased Premises shall create, require or cause imposition of any requirement by any public authority for structural or other upgrading of or improvement to the Project.

ITEM #9. - NO NUISANCE.
- - -----------------------

     5.11. No Nuisance. Tenant shall conduct its business and control its agents, employees, invitees and visitors without creating any nuisance, or interfering with, annoying, endangering or disturbing any other tenant or Landlord in its operation of the Project. Tenant shall not place any loads upon the floor, walls or ceiling of the Leased Premises that endanger the structure nor place any harmful liquids or Hazardous Material in the drainage system of the Building.

ITEM #10. - HAZARDOUS MATERIALS PROHIBITION.
- - --------------------------------------------

     5.17. Prohibition And Indemnity With Respect To Hazardous Material. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Leased

Premises or the Project by Tenant, its agents, employees, contractors or invitees without the prior written consent of Landlord. For the purposes of this
Section 5.17, the "written consent of Landlord" shall mean a written consent given by Landlord in response to a specific written request of Tenant which describes the consent requested with specific reference to this Section 5.17 and shall not mean any consent which could be inferred from the approval by Landlord of any plans or specifications for Tenant Improvements or from any other consent or approval given by Landlord in response to a request from Tenant which does not specifically refer to this Section 5.17. If Tenant breaches the obligations stated in the preceding sentence, or if contamination of the Leased Premises or the Project by Hazardous Material occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, or if Tenant's activities or those of its contractors, agents, employees, businesses (or those of its subtenants) result in or cause a Hazardous Materials Claim, then Tenant shall indemnify, defend, protect and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Leased Premises or the Project, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Leased Premises or the Project, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultants' fees and experts's fees) which arise during or after the Lease Term as a result of such contamination.

This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Leased Premises or the Project. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

ITEM #11. - LIENS.
- - ------------------

     5.18. Liens. Tenant shall keep the Leased Premises and the Project free from any liens arising out of any (i) work performed or material furnished to or for the Leased Premises, and (ii) obligations incurred by or for Tenant or any person claiming through or under Tenant. Tenant shall, within ten (10) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a bond fully satisfactory to Landlord in form and substance. Landlord shall have the right at all times to post and keep posted on the Leased Premises any notices permitted or required by law, or that Landlord shall deem proper for the protection of Landlord, the Leased Premises, the Project and any other party having an interest therein, from mechanics', materialmen's and other liens. In addition to all other requirements contained in this Lease, Tenant shall give to Landlord at least ten (10) business days prior written notice before commencement of any construction on the Leased Premises.

ITEM #12. - SURRENDER OF THE LEASED PREMISES ON TERMINATION.
- - ------------------------------------------------------------

     5.19. Surrender of the Leased Premises on Termination. On or before the ninetieth (90th) day preceding the Term Expiration Date, Tenant shall notify Landlord in writing of the precise date upon which Tenant plans to surrender the Leased Premises to Landlord. On expiration of the Term, Tenant shall quit and surrender the Leased Premises to Landlord, broom clean, in good order, condition and repair as required by Section 5.05, with all of Tenant's movable equipment, furniture, trade fixtures and other personal property removed therefrom. Unless Tenant has obtained Landlord's agreement in writing that it can remove an Alteration or item of Tenant Improvements, all Alterations and Tenant Improvements shall be surrendered with the Leased Premises in good condition and repair, excepting reasonable wear and tear and casualty damage not caused by Tenant, its agents, employees, invitees or licensees. Any property of Tenant not removed hereunder shall be deemed, at Landlord's option, to be abandoned by Tenant and Landlord may store such property in Tenant's name at Tenant's expense, and/or dispose of the same in any manner permitted by law. If Landlord desires to have the Leased Premises, or any part or parts thereof, restored to a condition that existed prior to installation of any Tenant Extra Improvements or to their condition prior to making any Alteration thereto, Landlord shall so notify Tenant in writing not later than sixty (60) days prior to the expiration of the Term; and upon receipt of such notice, Tenant shall, at Tenant's sole cost and expense, so restore the Leased Premises, or such part or parts thereof, before the end of the Term. Tenant shall repair at its sole cost and expense, all damage caused to the Leased Premises or the Project by removal of Tenant's movable equipment or furniture and such Tenant Improvements and Alterations as Tenant shall be allowed or required to remove from the Leased Premises by Landlord. If the Leased Premises are not surrendered as of the end of the Term in the manner and condition herein specified, Tenant shall indemnify, defend, protect and hold Landlord harmless against all loss, liability, claim, cost or expense (including attorneys' fees) resulting from or caused by Tenant's delay or failure in so surrendering the Leased Premises, including, without limitation, any claims made by any succeeding tenant due to such delay or failure. Tenant acknowledges that Landlord will be attempting to lease the Leased Premises with any such lease to be effective upon expiration of the Term, and failure to surrender the Leased Premises could cause Landlord to incur liability to such successor tenant for which Tenant shall be responsible hereunder to the full extent thereof.

ITEM #13. - DEFAULT BY TENANT.
- - ------------------------------

     Sections 6.08(b), 6.08(c), 6.08(d) and 6.08(e) are deleted from the Lease and the following Sections are substituted in their place:

          (b)  Remedies Upon Default.

               (1) Termination. If an event of default occurs, Landlord shall have the right, with or without notice or demand, immediately (after expiration of the applicable grace periods specified herein) to terminate this Lease, and at any time thereafter recover possession of the Leased Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Leased Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of Tenant's default or of such termination.

               (2) Continuation After Default. Even though Tenant has breached this Leased and/or abandoned the Leased Permises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Section 6.08(b)(1) hereof, and Landlord may enforce all of its rights and remedies under this Lease, including (but without limitation) the right to recover Rental as it becomes due. Landlord has the remedy described in Section 1951.4 of the Civil Code of the State of California or any successor code section (Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover Rental as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). Acts of maintenance, preservation or efforts to lease the Leased Premises or the appointment of receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession.

          (c) Damages Upon Termination. Should Landlord terminate this Lease pursuant to the provisions of Section 6.08(b)(1) hereof, Landlord shall have all the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California, or successor code section. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from Tenant: (i) the worth at the time of award of the unpaid Rental and other amounts which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rental which would have been earned after termination until the time of award exceeds the amount of such Rental loss that the Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rental for the balance of the Term after the time of award exceeds the amount of such Rental loss that Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (i) and (ii) shall be computed with interest at eighteen percent (18%) per annum or the highest lawful rate, whichever is the lower. The "worth at the time of award" of the amount referred to in (iii) shall be computed by discounting such amount at the "discount rate" of the Federal Reserve Bank of San Francisco in effect as of the time of award plus one percent (1%) and, where rental value is a material issue, shall be based upon competent appraisal evidence.

          (d) Computation Of Rental For Purposes Of Default. For purposes of computing unpaid Rental that would have accrued and become payable under this Lease pursuant to the provisions of Section 6.08(c), unpaid Rental shall consist of the sum of:

               (1)  the total Base Rental for the balance of the Term, plus

               (2) a computation of the Basic Operating Cost for the balance of the Term, the assumed Basic Operating Cost for the calendar year of the default and each future calendar year in the Term to be equal to the Basic Operating Cost for the calendar year prior to the year in which default occurs compounded at a per annum rate equal to the mean average rate of inflation for the preceding five (5) calendar years as determined by reference to the Consumer Price Index -- all items for the San Francisco-Oakland-San Jose Area, All Urban Consumers, published by the Bureau of Labor Statistics of the United States Department of Labor (Base Year 1982-84=100), or such successor index as may be established to provide a measure of the current purchasing power of the dollar.

          (e) Late Charge. In addition to its other remedies, after written notice of its intention to invoke this paragraph because of previous late payments by Tenant, Landlord shall have the right to add to the amount of any payment required to be made by Tenant hereunder that is not paid on or before the date the same is due, an amount equal to Two Hundred Fifty Dollars ($250.00) plus five percent (5%) of the delinquency for each month or portion thereof that the delinquency remains outstand-ing, the parties agreeing that Landlord's damage by virtue of such delinquencies would be difficult to compute and the amount stated herein represents a reasonable estimate thereof. The late charge shall be due upon demand by Landlord at any time after failure to pay any installment of Rental, and in the case of Gross Rental, without waiting for expiration of the period specified in
Section 6.08(a)(2).

          (f) Remedies Cumulative. All rights, privileges and elections or remedies of the parties are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

ITEM #14. - NO WAIVER.
- - ----------------------

     6.09 No Waiver. Failure of Landlord or Tenant to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord or Tenant, as the case may be, shall have the right to declare any such default at any time thereafter. No waiver by Landlord of an Event of Default, or any agreement, term, covenant or condition contained in this Lease, shall be effective or binding on Landlord unless made in writing and no such waiver shall be implied from any omission by Landlord to take action with respect to such Event of Default or other such matter. No express written waiver by Landlord of any Event of Default, or other such matter, shall affect or cover any other Event of Default, matter or period of time, other than the Event of Default, matter and/or period of time specified in such express waiver. One or more written waivers by Landlord of any Event of Default, or other matter, shall not be deemed to be a waiver of any Event of Default or of any agreement, term, covenant or condition of this Lease, except as to the payment of Rental so accepted, regardless of Landlord's knowledge of any concurrent Event of Default or matter. No course of conduct between Landlord and Tenant, and no acceptance of the keys to or possession of the Leased Premises before the termination of the Term by Landlord or any employee of Landlord shall constitute a waiver of any such breach or of any term, covenant or condition of this Lease or operate as a surrender of this Lease. All of the remedies permitted or available to Landlord under this Lease, or at law or in equity, shall be cumulative and not alternative and invocation of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other permitted or available right or remedy.

ITEM #15. - APPLICABLE LAW.
- - ---------------------------

     6.19. Applicable Law. All rights and remedies of Landlord and Tenant under this Lease shall be construed and enforced according to the laws of the State of California. Any actions or proceedings brought under this Lease, or with respect to any matter arising under or out of this Lease, shall be brought and tried only in courts located in the City and County of San Francisco, California (excepting appellate courts).

ITEM #16. - MISCELLANEOUS PROVISIONS.
- - -------------------------------------

     6.21.  Brokerage Commissions.

          (a) Landlord hereby warrants and represents to Tenant that, with the sole exception of an obligation to CB Commercial Real Estate Group, Inc. (which Landlord will compensate in accordance with a separate agreement between CB Commercial Real Estate Group, Inc. and Landlord), Landlord has not voluntarily incurred, on its behalf or on behalf of Tenant or on behalf of both Landlord and Tenant, any obligation to pay a commission or finder's fee to any real estate broker or other person or entity in connection with this Lease, and Landlord hereby agrees to indemnify, defend and hold Tenant harmless from claims for any commission or finder's fee charges by any real estate broker or other person or entity arising from an agreement, whether express or implied, between Landlord and such broker or other person or entity or otherwise arising from the conduct of Landlord.

          (b) Tenant hereby warrants and represents to Landlord that, with the sole exception of an obligation to CB Commercial Real Estate Group, Inc. (which obligation will be fully satisfied by the performance by Landlord of its obligation to compensate CB Commercial Real Estate Group, Inc. in accordance with the separate agreement between that broker and Landlord), Tenant has not voluntarily incurred, on its behalf or on behalf of Landlord or on behalf of both Landlord and Tenant, any obligation to pay a commission or finder's fee to any real estate broker or other person or entity in connection with this Lease, and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from claims for any commission or finder's fee charges by any real estate broker or other person or entity arising from an agreement, whether express or implied, between Tenant and such broker or other person or entity or otherwise arising from the conduct of Tenant.

          (c) Nothing in this Section 6.21 is intended by Landlord or Tenant to be for the benefit of CB Commercial Real Estate Group, Inc. or any other third party, except the successors and assigns of Landlord and Tenant.

     6.22. Integration. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement, arrangement, understanding or negotiation (whether oral or written). The parties further intend that this Lease constitutes the complete and exclusive statement of its terms, and no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Lease. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and not strictly for or against any party.

     6.23. Quitclaim. Upon expiration or earlier termination of this Lease, Tenant shall, immediately upon request of Landlord, execute, acknowledge and deliver to Landlord a recordable deed quitclaiming to Landlord all interest of Tenant in the Leased Premises, the Project and this Lease.

     6.24. No Easement For Light, Air and View. This Lease conveys to Tenant no rights for any light, air or view. No diminution of light, air or view, or any impairment of the visibility of the Leased Premises from inside or outside the Building, by any structure or other object that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rental under this Lease, constitute an actual or constructive eviction of Tenant, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

     6.25. No Merger. The voluntary or other surrender or termination of this Lease by Tenant, or a mutual cancellation thereof shall not work a merger, but, at Landlord's sole option, shall either terminate all existing subleases or subtenancies or shall operate as an assignment to Landlord of all such subleases or subtenancies.

     6.26. Memorandum Of Lease. Tenant shall, upon request of Landlord, execute, acknowledge and deliver a short form memorandum of this Lease (and any amendment hereto or consolidation hereof), in form suitable for recording. In no event shall this Lease or any memorandum thereof be recorded without the prior written consent of Landlord, and any attempt to do so shall constitute a default by Tenant.

     6.27. Survival. All of Tenant's covenants and obligations contained in this Lease shall survive the expiration or earlier termination of this Lease. No provision of this Lease providing for termination in certain events shall be construed as a limita-tion or restriction of Landlord's rights and remedies at law or in equity available upon a breach by Tenant of this Lease.

     6.28. Financial Statements. If Landlord intends to sell all or any portion of the Building or Project (or any interest therein), or obtain a loan secured by the Building or Project (or any interest therein), then Tenant shall, within fifteen (15) days of Landlord's written request, furnish Landlord with financial statements, dated no earlier than one (1) year before such request, certified as accurate by Tenant, or, if available, audited financial statements prepared by an independent certified public accountant with copies of the auditor's statement, reflecting Tenant's then current financial condition, or the financial condition of the individuals comprising Tenant, in such form and detail as Landlord may reasonably request. In addition, if Landlord finances the construction of improvements on and to the Building or Project, or otherwise procures financing secured by the Building or Project, or otherwise procures financing secured by the Building or Project, or any portion thereof or interest therein, then the terms and provisions of this Lease may be subject to review and approval by the financial source providing such financing.

     6.29  Co-Tenancy.

          (a) San Francisco Satellite Center, Inc., a California corporation, and Telecommunications Properties, a California general partnership, are co-tenants under this Lease. Telecommunications Properties, a California general partnership, hereby appoints San Francisco Satellite Center, Inc., a California corporation, as its agent in connection with all matters arising under this Lease. Such agency is for the benefit of Landlord, and shall be irrevocable unless revoked with the express prior written consent of Landlord. Telecommunications Properties, a California general partnership, hereby further irrevocably appoints San Francisco Satellite Center, Inc., a California corporation, as its agent for service of notices and of process in connection with any matters or litigation arising under or in connection with this Lease or the Leased Premises, including without limitation notice of default and notices to quit, although notices served on Telecommunications Properties, a California general partnership, in the manner required by law or by this Lease shall be deemed served for all purposes. Any notice hereafter given to Landlord of the existence of any dispute between the co-tenants under this Lease shall not affect the agencies hereby created nor impair or otherwise affect the right or ability of Landlord to rely on such agencies.

          (b) San Francisco Satellite Center, Inc., a California corporation, and Telecommunications Properties, a California general partnership, shall each be jointly and severally liable for all obligations and liabilities of the "Tenant" arising under or in connection with this Lease.

          (c) The provisions of 5.07 of this Lease notwithstanding, Telecommunications Properties, a California general partnership, may assign its Interest as a co-tenant under this Lease to Watson Communications Systems, Inc., a California corporation, if, and only if, there has been no adverse change in the financial condition of Watson Communications Systems, Inc., a

California corporation, between the date of this Lease and the date of such assignment. Landlord shall execute a written release of Telecommunications Properties, a California general partnership, from any obligation or liability thereafter arising under this Lease upon the presentation to Landlord of: (i) a written assignment of its interest under in this Lease by Telecommunications Properties, a California general partnership, to Watson Communications Systems, Inc., a California corporation, (ii) a written assumption for the express benefit of Landlord of each and every of the obligations of Telecommunications Properties, a California general partnership, by Watson Communications Systems, Inc., a California corporation, which assumption shall be in form and substance reasonably satisfactory to counsel for Landlord; and, (iii) evidence reasonably satisfactory to Landlord that there has been no adverse change in the financial condition of Watson Communications Systems, Inc., a California corporation, between the date of this Lease and the date of such assignment.

EXHIBIT - B


                           [FLOOR PLAN APPEARS HERE]